EXHIBIT 23.2

CONSENT OF L.L. BRADFORD & COMPANY

[LETTERHEAD OF L.L. BRADFORD & COMPANY]

CONSENT OF IDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Post-Effective Amendment No. 2 to this Registration Statement on Form S-1 of our report dated March 19, 2009, relating to the financial statements of Healthy Fast Food, Inc. We also consent to the reference to our firm under the headings “Experts” in such registration statement.

/s/L.L. Bradford & Company, LLC
Las Vegas, Nevada
April 13, 2009